Exhibit 10.2

You must notify the company no later than three months after the Grant Date if you wish to reject this Award.

Otherwise, you will be deemed to accept this award on the terms and conditions on which it is offered

ALPHATEC HOLDINGS, INC.
2026 equity INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

Capitalized terms not specifically defined in this Stock Option Grant Notice (the “Grant Notice”) have the meanings given to them in the 2026 Equity Incentive Plan (as amended from time to time, the “Plan”) of Alphatec Holdings, Inc., a Delaware corporation (the “Company”).

The Company has granted to the participant listed below (“Participant”) the Stock Option described in this Grant Notice (the “Option”), subject to the terms and conditions of the Plan and the Stock Option Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Please read this Grant Notice, the Plan and the Agreement (collectively, the “Grant Documents”) carefully. If you do not wish to receive this Stock Option and/or you do not consent and agree to the terms and conditions on which this Award is offered, as set forth in the Grant Documents, then you must reject the Stock Option by notifying the Company’s Total Rewards Team no later than 3 months after the Grant Date (as defined below), in which case the Award will be cancelled. Your failure to notify the Company of your rejection of the Stock Option, within this specified period will constitute your acceptance of the Award and your agreement with all terms and conditions of the Award, as set forth in the Grant Documents.

Participant Name:	%%FIRST_NAME%-%
%%LAST_NAME%-%

Employee ID:	%%EMPLOYEE_IDENTIFIER%-%

Grant Number:	%%OPTION_NUMBER%-%

Type of Option:	%%OPTION_TYPE_LONG%-%

Grant Date:	%%OPTION_DATE,‘Month, DD, YYYY’%-%

Shares Subject to the Option:	%%TOTAL_SHARES_GRANTED%-%

Exercise Price Per Share:	%%OPTION_PRICE%-%

Vest Base Date:	%%VEST_BASE_DATE,’Month DD, YYYY’%-%]

Exhibit 10.2

Vesting Schedule:

Except as otherwise provided in the Stock Option Agreement and Plan, the Stock Options will vest as follows on the applicable date listed below (the “Vesting Date”) (DD-MM-YY):

SHARES VESTING	VESTING DATE

%%VEST_DATE_PERIOD1,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD2,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD3,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD4,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD5,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD6,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD7,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD8,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD9,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD10,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD11,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD12,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD13,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD14,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD15,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD16,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD17,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD18,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD19,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD20,'DD-Mon-YYYY'%-%

%%SHARES_PERIOD1%-%

%%SHARES_PERIOD2%-%

%%SHARES_PERIOD3%-%

%%SHARES_PERIOD4%-%

%%SHARES_PERIOD5%-%

%%SHARES_PERIOD6%-%

%%SHARES_PERIOD7%-%

%%SHARES_PERIOD8%-%

%%SHARES_PERIOD9%-%

%%SHARES_PERIOD10%-%

%%SHARES_PERIOD11%-%

%%SHARES_PERIOD12%-%

%%SHARES_PERIOD13%-%

%%SHARES_PERIOD14%-%

%%SHARES_PERIOD15%-%

%%SHARES_PERIOD16%-%

%%SHARES_PERIOD17%-%

%%SHARES_PERIOD18%-%

%%SHARES_PERIOD19%-%

%%SHARES_PERIOD20%-%

Exhibit 10.2

%%VEST_DATE_PERIOD21,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD22,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD23,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD24,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD25,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD26,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD27,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD28,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD29,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD30,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD31,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD32,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD33,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD34,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD35,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD36,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD37,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD38,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD39,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD40,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD41,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD42,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD43,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD44,'DD-Mon-YYYY'%-%

%%VEST_DATE_PERIOD45,'DD-Mon-YYYY'%-%

%%SHARES_PERIOD21%-%

%%SHARES_PERIOD22%-%

%%SHARES_PERIOD23%-%

%%SHARES_PERIOD24%-%

%%SHARES_PERIOD25%-%

%%SHARES_PERIOD26%-%

%%SHARES_PERIOD27%-%

%%SHARES_PERIOD28%-%

%%SHARES_PERIOD29%-%

%%SHARES_PERIOD30%-%

%%SHARES_PERIOD31%-%

%%SHARES_PERIOD32%-%

%%SHARES_PERIOD33%-%

%%SHARES_PERIOD34%-%

%%SHARES_PERIOD35%-%

%%SHARES_PERIOD36%-%

%%SHARES_PERIOD37%-%

%%SHARES_PERIOD38%-%

%%SHARES_PERIOD39%-%

%%SHARES_PERIOD40%-%

%%SHARES_PERIOD41%-%

%%SHARES_PERIOD42%-%

%%SHARES_PERIOD43%-%

%%SHARES_PERIOD44%-%

%%SHARES_PERIOD45%-%

Exhibit 10.2

%%VEST_DATE_PERIOD46,'DD-Mon-YYYY'%-% %%VEST_DATE_PERIOD47,'DD-Mon-YYYY'%-% %%VEST_DATE_PERIOD48,'DD-Mon-YYYY'%-%	%%SHARES_PERIOD46%-% %%SHARES_PERIOD47%-% %%SHARES_PERIOD48%-%

The Company and the Participant acknowledge receipt of this Stock Option Grant Notice and agree to the terms of the Stock Option Agreement attached hereto and incorporated by reference herein, the Company’s 2026 Equity Incentive Plan and the terms of this award as set forth above.

Additional Terms/Acknowledgments: By accepting this Stock Option Award the Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. The Participant acknowledges receipt of and represents having reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice, fully understands all provisions of the Plan, this Grant Notice and the Agreement, and agrees to all of its terms and conditions. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. The Participant acknowledges that as of the Grant Date, this Grant Notice, the Stock Option Agreement, and the Plan set forth the entire understanding between the Participant and the Company regarding the acquisition of the stock in the Company and supersede all prior oral and written agreements pertaining to this particular Stock Option.

The Company will furnish Plan materials, including the Plan, the prospectus, the Company’s annual report on Form 10-K and proxy statement and other information provided to the Company’s stockholders to Participant electronically, instead of mailing printed copies of these materials to each person eligible to participate in the Plan. This process is designed to expedite Participant’s receipt of the Plan materials, reduce the costs of printing and distributing these materials, and help conserve natural resources. The Plan materials are available electronically through the Company’s electronic stock plan administration system and also on the Company’s website at https://www.atecspine.com. However, if Participant would prefer to receive printed copies of the Plan materials or information provided to the Company’s stockholders without charge, please contact: Alphatec Holdings, Inc., Attn: Secretary, 1950 Camino Vida Roble, Carlsbad, California 92008, Telephone: (760) 431-9286.

the company: PARTICIPANT:

ALPHAPTEc HOLDINGS, inc.,

a Delaware corporation

By: ____________________________ _______________________________________

Name:_________________________ Name:_________________________________

Title:___________________________

Exhibit 10.2

ALPHATEC HOLDINGS, INC.
2026 equity INCENTIVE PLAN

STOCK OPTION AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE I
GENERAL

1.1.
Grant of Option. The Company has granted to Participant the Option effective as of the grant date set forth in the Grant Notice (the “Grant Date”).
1.2.
Incorporation of Terms of Plan. The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

ARTICLE II
PERIOD OF EXERCISABILITY

2.1 Commencement of Exercisability. The Option will vest and become exercisable according to the vesting schedule in the Grant Notice (the “Vesting Schedule“) except that any fraction of a Share as to which the Option would be vested or exercisable will be accumulated and will vest and become exercisable only when a whole Share has accumulated. The Option shall not be exercisable with respect to fractional Shares. Notwithstanding anything in the Grant Notice, the Plan or this Agreement to the contrary, unless the Administrator otherwise determines, the Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of Participant’s Termination of Service for any reason.

2.2 Duration of Exercisability. The Vesting Schedule is cumulative. Any portion of the Option which vests and becomes exercisable will remain vested and exercisable until the Option expires. The Option will be forfeited immediately upon its expiration.

2.3 Expiration of Option. Subject to Section 5.3 of the Plan, the Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur:

1.2.1.
The final expiration date in the Grant Notice, which will in no event be more than ten (10) years from the Grant Date;
1.2.2.
If this Option is designated as an Incentive Stock Option and Participant, at the time the Option was granted, was a Greater Than 10% Stockholder, the expiration of five (5) years from the Grant Date;
1.2.3.
Except as the Administrator may otherwise approve, the expiration of three (3) months from the date of Participant’s Termination of Service, unless Participant’s Termination of Service is for Cause or by reason of Participant’s death or Disability;

Exhibit 10.2

1.2.4.
Except as the Administrator may otherwise approve, the expiration of one (1) year from the date of Participant’s Termination of Service by reason of Participant’s death or Disability; and
1.2.5.
Except as the Administrator may otherwise approve, the date of Participant’s Termination of Service for Cause.
1.2.6.
Except as otherwise provided in clauses (c) or (d) above, with respect to any unvested portion of the Option, the date that is thirty (30) days following Participant’s Termination of Service by reason of Participant’s death or Disability, or such shorter period as may be determined by the Administrator.

ARTICLE III
EXERCISE OF OPTION

3.1 Person Eligible to Exercise During Participant’s lifetime, only Participant may exercise the Option. Only the Participant, or if incapacitated, their legal representative, can exercise the Option during the Participant’s life. After Participant’s death, any exercisable portion of the Option may, prior to the time the Option expires, be exercised by Participant’s Designated Beneficiary as provided in the Plan.

3.2 Exercise of Option. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised, in whole or in part, according to the procedures in the Plan at any time prior to the time the Option or portion thereof expires, except that the Option may only be exercised for whole Shares.

3.3 Tax Withholding.

(a) The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the Option to Participant or his or her legal representative unless and until Participant or his or her legal representative will have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes required by Applicable Law to be withheld in connection with the vesting, exercise or settlement of the Option, the distribution of the Shares issuable with respect thereto, or any other taxable event related to the Option (the “Tax Withholding Obligation”). Subject to Section 9.5 of the Plan, the Company will have the authority and the right to deduct or withhold, or require Participant to remit to the Company, an amount sufficient to satisfy any Tax Withholding Obligation, including, without limitation, the authority to deduct such amounts from other compensation payable to Participant by the Company.

(b) Unless Participant elects to satisfy the Tax Withholding Obligation by some other means in accordance with Section 9.5 of the Plan, the Company will have the right, but not the obligation, with respect to the Tax Withholding Obligation arising as a result of the vesting, exercise or settlement of the Option, to treat Participant’s failure to provide timely payment in accordance with Section 9.5 of the Plan as Participant’s election to satisfy the Tax Withholding Obligation by requesting the Company to withhold a net number of vested Shares otherwise issuable pursuant to the Option having a then-current fair market value not exceeding the amount necessary to satisfy the Tax Withholding Obligation (provided that if Participant is subject to Section 16 of the Exchange Act, any such action by the Company will require the approval of the Administrator) in accordance with Section 9.5 of the Plan.

(c) Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any Tax Withholding Obligations that arise in connection with the Option. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the tax treatment to Participant in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax liability.

Exhibit 10.2

(d) Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

ARTICLE IV
OTHER PROVISIONS

4.1 Award Not Transferable; Other Restrictions. Without limiting the generality of any other provision hereof, the Award will be subject to the restrictions on transferability set forth in Section 9.1 of the Plan. Without limiting the generality of any other provision hereof, Participant hereby expressly acknowledges that Section 10.8 (“Lock-Up Period”) and Section 10.13 (“Claw-back Provisions”) of the Plan are expressly incorporated into this Agreement and are applicable to the Shares issued pursuant to this Agreement.

4.2 Adjustments. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.3 Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Designated Beneficiary) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

4.4 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.5 Conformity to Securities Laws. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended to the extent necessary to conform to such Applicable Laws or any such exemptive rule described in the preceding sentence.

4.6 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.7 Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. This Agreement may be amended by the Company in accordance with Section 9.6 of the Plan.

Exhibit 10.2

4.8 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.9 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms of this Agreement.

4.10 Rights as a Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

4.11 Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

4.12 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

4.13 Governing Law. The provisions of the Plan and all Awards made thereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding choice-of-law principles of the law of any state that would require the application of the laws of a jurisdiction other than such state.

4.14 Incentive Stock Options. If the Option is designated as an Incentive Stock Option, the following provisions, in addition to the terms set forth in Section 5.6 of the Plan, will apply to the Option:

(a) Participant acknowledges that to the extent the aggregate fair market value of shares (determined as of the time the option with respect to the shares is granted) with respect to which stock options intended to qualify as “incentive stock options” under Section 422 of the Code, including the Option, are exercisable for the first time by Participant during any calendar year exceeds $100,000 or if for any other reason such stock options do not qualify or cease to qualify for treatment as “incentive stock options” under Section 422 of the Code, such stock options (including the Option) will be treated as non-qualified stock options. Participant further acknowledges that the rule set forth in the preceding sentence will be applied by taking the Option and other stock options into account in the order in which they were granted, as determined under Section 422(d) of the Code. Participant acknowledges that amendments or modifications made to the Option pursuant to the Plan that would cause the Option to become a Non-Qualified Stock Option will not materially or adversely affect Participant’s rights under the Option, and that any such amendment or modification will not require Participant’s consent. Participant also acknowledges that if the Option is exercised more than three (3) months after Participant’s Termination of Service as an Employee, other than by reason of death or Disability, the Option will be taxed as a Non-Qualified Stock Option. If the Option is an Incentive Stock Option and

Exhibit 10.2

Participant is a Greater Than 10% Stockholder as of the Grant Date, the term of the Option will not exceed five (5) years from the Grant Date.

(b) Participant will give prompt written notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or other transfer is made (a) within two (2) years from the Grant Date or (b) within one (1) year after the transfer of such Shares to Participant. Such notice will specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

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